Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2009 FIRST-QUARTER RESULTS

Medical Rises 8 Percent over Prior-Year Period

ST. PAUL, Minn. — Apr. 23, 2009 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2009 first quarter ended March 31, 2009.

For the first quarter, the company reported net sales of $13.3 million, versus net sales of $16.6 million for the 2008 first quarter. IntriCon’s 2009 first-quarter net loss was $989,000, or $0.19 per diluted share, compared with net income of $150,000, or $0.03 per diluted share, for the year-ago period.

For the quarter, the company’s core body-worn device segment (hearing health, professional audio communications and medical) net loss was $807,000, or $0.15 per diluted share, versus net income of $207,000, or $0.04 per diluted share, for the fiscal 2008 first quarter. IntriCon recorded a non-core electronics segment net loss of $182,000, or $0.03 per diluted share, compared to a 2008 first-quarter non-core net loss of $57,000, or $0.01 per diluted share.

“Like most companies, we are experiencing a very challenging selling environment in 2009,” said Mark S. Gorder, president and chief executive officer of IntriCon. “The first quarter, which is typically our weakest, was further impacted by various customers cautiously working through their inventories and delaying projects due to economic uncertainties and lower demand for their products. This was particularly evident in our hearing-health and professional audio communications businesses which both had net sale declines of approximately 30 percent compared with the 2008 first quarter.

“At this point, we expect the first half of 2009 to remain soft, with customers cautiously beginning to replenish inventory levels and re-engaging projects during the second half of the year. Consequently, we are conservatively managing our business by reducing expenses and focusing intently on remaining cash flow positive, while prudently investing in our strategic research and development initiatives.”

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IntriCon Corporation 2009 First-Quarter Results

April 23, 2009

Gorder said that softness seen in other parts of the business did not impact IntriCon’s medical sales, which grew 8 percent from the 2008 first quarter. Business with the company’s two largest medical OEM customers remained strong, driven by demand for critical body-monitoring devices during the first quarter.

Company wide, 2009 first-quarter gross margins were 17.8 percent, compared to 23.2 percent in the year-ago quarter. The decline was primarily due to lower sales levels combined with a lower-margin product mix. While medical sales carry a higher margin, increases were not enough to offset lower volumes in other businesses. To improve efficiency, IntriCon continues to introduce Six Sigma lean manufacturing methods across its business—successfully rolling it out in various medical and hearing health product lines.

Business Update

As previously stated, IntriCon believes that the hearing-health market is not shrinking, but customers are delaying hearing aid purchases. The company feels that this is chiefly due to challenging economic conditions and the overall pullback in consumer spending. IntriCon believes that prospects in the professional audio communications business remain solid, but that customers are currently working through existing inventories.

Net sales for the company’s non-core electronics business declined 25 percent from the year-earlier first quarter. IntriCon continues to seek to mitigate the impact of this decline by reducing the cost structure of this business.

Said Gorder, “While the first quarter proved to be challenging, we remain cautiously optimistic for customers to ramp up projects in all of our core businesses during the second half of the year. Moreover, we are pleased with the gains in our medical business—which has been a key growth initiative for us in the body-worn device arena.”

Milestones

Said Gorder, “Despite short-term economic conditions, R&D remains a priority for IntriCon. We will continue to prudently invest in initiatives that we believe will fuel long-term growth. We remain steadfast in our goal of developing smaller, more advanced devices that enable future applications in our core markets.”

Several technical milestones were achieved in the first quarter of 2009:

•

IntriCon delivered a custom high-performance digital signal processing (DSP) amplifier for a large customer using technologies and resources available through its strategic alliance with Dynamic Hearing;

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IntriCon Corporation 2009 First-Quarter Results

April 23, 2009

•	The company received FCC approval for certain nanoLink applications in the United States – these supplement the regulatory approval already received for use in 13 European countries; and
•	IntriCon delivered products using nanoLink in certain security applications where FCC approval is not required.

In the bio-telemetry arena, IntriCon remains active with strategic partner Advanced Medical Electronics (AME). The company continues to work to develop devices that wirelessly transmit critical diagnostic and therapeutic information. In collaboration with AME, IntriCon has received approvals for grant funding for eight development programs and is in the process of applying for several more.

Growth Goals

Said Gorder, “Our goals for 2009 remain firm: to develop new bio-telemetry medical applications; gain additional traction and market share in hearing health; and further advance our professional audio communications product offering. We anticipate challenging economic conditions will persist, especially during the first half of the year. However, we are positioning ourselves for success in body-worn devices and we are committed to developing new products to drive long-term growth.”

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Thursday, April 23, 2009, beginning at 4:00 p.m. CDT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review first quarter performance and discuss the company’s growth strategies. To join the conference call, dial #: 1-800-240-4186 (international 1-303-262-2138). A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Thursday, April 30, 2009. To access the replay, dial 1-800-405-2236 (international 1-303-590-3000) and enter passcode: 11130389#.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

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IntriCon Corporation 2009 First-Quarter Results

April 23, 2009

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the nanoLink product group and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2009 First-Quarter Results

April 23, 2009

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008

Sales, net	$13,330,360	$16,591,380

Costs of sales	10,954,069	12,746,689

Gross profit	2,376,291	3,844,691

Operating expenses:
Selling expense	779,590	996,226
General and administrative expense (a)	1,581,223	1,652,379
Research and development expense	880,530	787,773
Total operating expenses	3,241,343	3,436,378

Operating (loss) income	(865,052)	408,313

Interest expense	(128,118)	(195,625)
Interest income	3,140	7,260
Equity in earnings of partnerships	(86,948)	22,156
Other income (expense), net	53,615	(5,458)

(Loss) income before income taxes	(1,023,363)	236,646
Income tax (benefit) expense	(34,073)	86,830

Net (loss) income	$(989,290)	$149,816

Earnings per share:
Basic and diluted	$(0.19)	$0.03

Average shares outstanding:
Basic	5,343,033	5,303,083
Diluted	5,343,033	5,589,894

(a)  General and administrative expense includes $137,454 and $128,351 of non-cash stock option expense related to FAS 123(R) for the three-month period ended March 31, 2009 and 2008, respectively.

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IntriCon Corporation 2009 First-Quarter Results

April 23, 2009

IntriCon Corporation

Consolidated Condensed Balance Sheets

	March 31, 2009	December 31, 2008
Assets	(unaudited)
Current assets:

Cash	$243,798	$249,396

Restricted cash	373,429	385,916

Accounts receivable, less allowance for doubtful accounts of $284,000 at March 31, 2009 and $389,000 at December 31, 2008	7,817,340	9,524,743

Inventories	8,841,434	8,852,028

Refundable income taxes	41,083	27,645

Note receivable from sale of discontinued operations	—	225,000

Other current assets	1,258,180	758,193

Total current assets	18,575,264	20,022,921

Machinery and equipment	38,402,125	38,016,681
Less: accumulated depreciation	30,661,435	30,103,771
Net property, plant and equipment	7,740,690	7,912,910

Goodwill	8,266,438	8,266,438

Investment in partnerships	1,299,826	1,386,774

Other assets, net	1,614,794	1,872,774

Total Assets	$37,497,012	$39,461,817

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IntriCon Corporation 2009 First-Quarter Results

April 23, 2009

IntriCon Corporation

Consolidated Condensed Balance Sheets

	March 31, 2009	December 31, 2008
Liabilities and Shareholders’ Equity	(unaudited)

Current liabilities:
Checks written in excess of cash	$12,548	$95,082
Current maturities of long-term debt	1,574,110	1,503,762
Accounts payable	3,250,054	3,149,671
Income taxes payable	27,297	39,997
Deferred gain	120,478	120,478
Short term partnership payable	260,000	260,000
Other accrued liabilities	3,593,453	4,251,707

Total current liabilities	8,837,940	9,420,697

Long term debt, less current maturities	5,908,226	6,187,923
Other post-retirement benefit obligations	726,353	760,608
Dynamic Hearing license agreement payable	350,000	525,000
Long term partnership payable	760,000	760,000
Deferred income taxes	155,273	155,273
Accrued pension liability	548,009	578,388
Deferred gain	731,337	761,456

Total liabilities	18,017,138	19,149,345

Shareholders’ equity:

Common shares, $1 par; 20,000,000 shares authorized,; 5,868,573 and 5,858,006 shares issued and 5,352,819 and 5,342,252 outstanding at March 31, 2009 and December 31, 2008, respectively	5,868,573	5,858,006
Additional paid-in capital	14,282,109	14,121,772
Retained earnings	926,044	1,915,334
Accumulated other comprehensive loss	(331,774)	(317,562)
Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	19,479,874	20,312,472

Total Liabilities and Shareholders’ Equity	$37,497,012	$39,461,817

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